UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2015

American Water Works Company, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34028

Delaware	51-0063696
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1025 Laurel Oak Road

Voorhees, NJ 08043

(Address of principal executive offices, including zip code)

(856) 346-8200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 30, 2015, American Water Works Company, Inc. (“American Water”) and American Water Capital Corp. (“AWCC”), a wholly owned finance subsidiary of American Water, amended and restated that certain Credit Agreement, dated as of October 29, 2012, as amended, by and among American Water, AWCC, each of the lenders party thereto (each, a “Lender”), Wells Fargo Bank, National Association, as administrative agent, JPMorgan Chase Bank, N.A., as syndication agent, and Mizuho Bank, Ltd. and PNC Bank, National Association, as co-documentation agents (the “Credit Agreement”), with respect to AWCC’s unsecured revolving credit facility. American Water has executed the Credit Agreement solely to acknowledge and agree that (a) obligations owing by AWCC under the Credit Agreement will constitute “debt” under a support agreement between American Water and AWCC, and (b) the Credit Agreement will contain representations, warranties and covenants that relate to American Water and that a breach of any of those representations or warranties, or a failure by AWCC to comply with such covenants, could result in an event of default under the Credit Agreement.

The amended and restated Credit Agreement amends the expiration of the term of this credit facility from October 2018 to June 2020. AWCC may request to extend the term of the credit facility for up to two one-year periods. An extension request must satisfy certain conditions and receive approval of the Lenders, all as set forth in the Credit Agreement. The financial covenants with respect to the credit facility remain unchanged.

The foregoing description of the amendment to the Credit Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the Credit Agreement attached hereto as Exhibit 10.1, which is incorporated herein by reference.

In the ordinary course of business, certain of the Lenders and their respective affiliates have from time to time engaged, and likely will in the future engage, in transactions with, and from time to time have performed services for, and likely will in the future perform services for, AWCC, American Water and their affiliates, for which they received, or will continue to receive, customary fees or compensation. In addition, affiliates of certain of the Lenders act as paying agent or dealer under AWCC’s commercial paper program.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1	Amended and Restated Credit Agreement, dated as of June 30, 2015, by and among American Water, AWCC, each of the Lenders party thereto, Wells Fargo Bank, National Association, as administrative agent, JPMorgan Chase Bank, N.A., as syndication agent, and Mizuho Bank, Ltd. and PNC Bank, National Association, as co-documentation agents.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 7, 2015	By:	/s/ Linda G. Sullivan
Linda G. Sullivan
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

The following exhibits have been filed herewith:

Exhibit No.	Description of Exhibit

10.1	Amended and Restated Credit Agreement, dated as of June 30, 2015, by and among American Water, AWCC, each of the Lenders party thereto, Wells Fargo Bank, National Association, as administrative agent, JPMorgan Chase Bank, N.A., as syndication agent, and Mizuho Bank, Ltd. and PNC Bank, National Association, as co-documentation agents.